Exhibit 10.77
EXECUTION COPY
AMENDMENT NO. 1
Dated as of November 2, 2007
to
SECURED CREDIT AGREEMENT
Dated as of October 5, 2007
          THIS AMENDMENT NO. 1 (“Amendment”) is made as of November 2, 2007 (the “Effective Date”) by and among Network Appliance, Inc., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain Secured Credit Agreement dated as of October 5, 2007 by and among the Borrower, the Lenders and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
          WHEREAS, the Borrower has requested that certain modifications be made to the Credit Agreement;
          WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to the following amendments to the Credit Agreement.
          1. Amendments to Credit Agreement. Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
          (a) The definition of “Consolidated Debt for Borrowed Money” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Consolidated Debt for Borrowed Money” means at any time (1) the sum, without duplication, of (a) items that, in accordance with GAAP, would be classified as indebtedness on the consolidated balance sheet of Borrower and its Subsidiaries and (b) the capitalized portion of any synthetic leases minus (2) the then aggregate outstanding principal amount of Indebtedness under this Agreement and that certain Loan Agreement dated as of March 31, 2006 by and among Network Appliance Global Ltd. and JPMorgan Chase Bank, National Association as initial lender and as administrative agent. For purposes of clause (b) above, “capitalized portion” means, with respect to any synthetic lease, the price for which the lessee can purchase the leased property or could purchase it if the synthetic lease expired on the date of the applicable calculation of the Consolidated Debt for Borrowed Money.

               (b) The definition of “Consolidated Interest Expense” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Consolidated Interest Expense” means, with reference to any period, (a) the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period with respect to (i) all outstanding Indebtedness of the Borrower and its Subsidiaries allocable to such period in accordance with GAAP and (ii) Swap Agreements (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP), plus (b) the implied interest component of any rents payable for any period pursuant to any so-called “synthetic lease” for such period.
               (c) The definition of “Permitted Encumbrances” in Section 1.01 of the Credit Agreement is hereby amended to (i) delete the “and” at the end of clause (m) thereof, (ii) insert “and” at the end of clause (l) thereof and (iii) delete clause (n) thereof in its entirety.
               (d) Section 6.01 of the Credit Agreement is hereby amended to (i) delete the “and” at the end of clause (i) thereof, (ii) redesignate clause (j) thereof as clause (k) and (iii) insert a new clause (j) therein as follows:
     (j) Indebtedness of any Subsidiary as a guarantor under each of (i) the Credit Agreement dated as of November 2, 2007 by and among the Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, National Association and as administrative agent and (ii) the Loan Agreement dated as of March 31, 2006 by and among Network Appliance Global Ltd. and JPMorgan Chase Bank, National Association as initial lender and as administrative agent; and
               (e) Section 6.02 of the Credit Agreement is hereby amended to (i) delete the “and” at the end of clause (h) thereof, (ii) amend and restate clause (i) thereof in its entirety and (iii) insert new clauses (j) and (k) as follows:
     (i) Liens created under the Collateral Documents and the “Collateral Documents” under, and as defined in, the Loan Agreement dated as of March 31, 2006, by and among Network Appliance Global Ltd. and JPMorgan Chase Bank, National Association as initial lender and as administrative agent.
     (j) Liens against properties leased or covered under Borrower’s synthetic lease facilities to secure Borrower’s obligations under the documents governing such facilities, or granted against any such property to secure Indebtedness incurred to repay any such facility or purchase any such property and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and
     (k) other Liens on assets securing Indebtedness or other obligations not prohibited hereunder in an aggregate amount not to exceed $50,000,000 at any time outstanding.
               2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent.
               3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
          (a) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          (b) As of the date hereof and giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects as of the date hereof, except to the extent such representation and warranty specifically refers to an earlier date, in which case it was true and correct in all material respects as of such earlier date.
          4. Reference to and Effect on the Credit Agreement.
          (a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
          (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
          5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
          6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
          7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
[Signature Pages Follow]

               IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

NETWORK APPLIANCE, INC.,
as the Borrower

By:	/s/ Ingemar Lanevi

Name: Ingemar Lanevi
Title: Treasurer
Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 5, 2007
Network Appliance, Inc.

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION,
individually as a Lender and as Administrative Agent

By:	/s/ Anthony Galea

Name: Anthony Galea
Title: Vice President
Signature Page to Amendment No. 1 to
Credit Agreement dated as of Octoberer 5, 2007
Network Appliance, Inc.